Exhibit 3.20

BY – LAWS

EDITORIAL MCGRAW-HILL LATINOAMERICANA, INC.

ARTICLE I

OFFICES

Section 1. Principal Office. The principal office of the Corporation shall be in the City of New York, State of New York.

Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of New York as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. Place. Meetings of the stockholders for the election of directors shall be held in the City of New York, State of New York, at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of New York as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of New York, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Date of Annual Meeting. Annual meetings of stockholders shall be held at such place, date and time as, consistent with statutes, shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect, a board of directors by a plurality vote and transact such other business as may properly be brought before the meeting.

Section 3. Notice of Annual Meeting. Unless waived by all stockholders, written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

Section 4. List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 5. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation may be called by the Chairman of the Board of Directors or the President and shall be called by the Chairman of the Board of Directors, the President or the Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

Section 6. Notice of Special Meeting. Written notice of a special meeting stating the place, date and hour of the meeting and in general terms the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting at his address as the same appears on the books of the Corporation. Attendance by a stockholder at a meeting without protesting the lack of notice of such meeting shall constitute a waiver of notice by such stockholder.

Section 7. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 8. Vote. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 9. Proxy. Unless otherwise provided in the certificate of incorporation each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder. Each proxy must be signed by the stockholder or his attorney-in-fact. No proxy shall be voted on after eleven months from its date, unless the proxy provides for a longer period.

Section 10. Written Consent. Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of all outstanding shares entitled to vote.

ARTICLE III

DIRECTORS

Section 1. Number. The number of directors which shall constitute the whole Board of Directors shall be not less than three (3) nor more than seven (7). The first Board of Directors shall consist of three (3) directors. Thereafter, within the limits above specified, the number of directors shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting. When all shares outstanding are owned beneficially and of record by less than three (3) stockholders, the number of directors may be less than three (3) but not less than the number of such stockholders.

Section 2. Election. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3 of this Article III, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

Section 3. Vacancies. Vacancies, through death, disqualification, resignation or other cause, and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

Section 4. Functions. The business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

Section 5. Meetings. Meetings of the Board of Directors, both regular and special, may be held at such place within or without the State of New York as may from time to time be fixed by the Board of Directors or by the Chairman of the Board of Directors or the President or as may be specified in the notice of any meeting.

Section 6. Notice Or Waiver. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board. Special meetings may be held at any time on call of the Chairman of the Board of Directors or the President or any two of the directors in office by oral, telephone or telegraphic notice to each director in sufficient time for the convenient assembly of the directors thereat. Meetings may be held without notice at any time and place if all the directors are present (or sign a written waiver before or after the meeting). Attendance by a director at a meeting without protesting the lack of notice of such meeting shall constitute a waiver of notice by such director.

Section 7. Quorum. At all meetings of the Board of Directors, a majority of the directors in office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the certificate of incorporation or by these by-laws. If a quorum shall not be present at any meeting of the Board of Directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 8. Committees. The Board of Directors may appoint such committees, as it may deem advisable. Committees so appointed shall have such powers and duties as may be specified by the Board. Each committee shall keep regular minutes of its proceedings and report the same to the Board.

Section 9. Participation in Meetings. Members of the Board of Directors or any committee thereof may participate in a meeting of such board or committee by means of conference, telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

Section 10. Written Consent. Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting, if all members of the Board or the committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or the committee.

Section 11. Compensation. Unless otherwise restricted by the certificate of incorporation, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any. of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 12. Removal. Any director may be removed, with or without cause, by vote of the stockholders of the corporation. Any director may be removed, for cause, by the Board of Directors.

ARTICLE IV

NOTICES

Section 1. Method. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.

Section 2. Waiver. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V

OFFICERS

Section 1. Officers. The officers of the corporation shall be chosen by the Board of Directors and shall be a President, one or more Vice-Presidents, a Secretary and a Treasurer. The Board may give any or all of the Vice-Presidents such titles as it deems proper. The Board of Directors may also choose one or more Assistant Secretaries and Assistant Treasurers. The Board may choose a Chairman and a Vice-Chairman of the Board of Directors from among the directors. Any two or more offices may be held by the same person, except the offices of President and Secretary and unless the statutes, the certificate of incorporation or these by-laws otherwise provide.

Section 2. Election. The Board of Directors at its first meeting after each annual meeting of stockholders shall elect the officers of the corporation who shall serve until the next annual meeting or until their successors are elected and qualified.

Section 3. Agents. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

Section 4. Salaries. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

Section 5. Removal. Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by vote of the Board of Directors. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

Section 6. Chairman of the Board. The Chairman of the Board, if there be such an officer, shall have the following powers and duties: (and, in his absence or disability, the Vice-Chairman of the Board, if there be such an officer, shall have like powers and duties):

(a) He shall be the senior officer of the Corporation and shall perform such duties, in addition to those specified below in this Section 6, as may be as-signed to him by the Board of Directors.

(b) He shall preside at all stockholders’ meetings.

(c) He shall preside at all meetings of the Board Directors.

Section 7. President. The President shall have the following powers and duties:

(a) He shall be the chief executive officer of the Corporation, and, subject to the directions of the Board of Directors, shall have general charge of the business affairs and property of the Corporation and general supervision over its officers, employees and agents.

(b) If no Chairman of the Board or Vice-Chairman of the Board has been chosen, or if such officers are both absent or disabled, he shall preside at meetings of the stockholders and Board of Directors.

(c) He shall be empowered to sign certificates representing stock of the Corporation, the issuance of which shall have been authorized by the Board of Directors.

(d) He shall have all powers and perform all duties incident to the office of a president of a corporation and shall exercise such other powers and perform such other duties as from time to time may be assigned to him by the Board of Directors.

Section 8. Vice President(s). The Vice-President(s) shall have such powers and perform such duties as from time to time may be assigned to them by the Board of Directors or the President. At the request or in the absence or disability of the President, the Vice-President designated as senior Vice-President by the Board of Directors or by the President (in the absence of such designation by the Board of Directors), may perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions of the President.

Section 9. Secretary. The Secretary shall have the following powers and duties:

(a) He shall attend all meetings of the directors and stockholders, and shall record all the proceedings of such meetings in books provided for that purpose, and shall perform like duties for standing committees when required;

(b) He shall cause all notices of meetings of stockholders and directors to be duly given;

(c) He shall have custody of the seal of the corporation and shall see that the books and records of the corporation are properly kept;

(d) He shall perform all duties incident to the office of Secretary and such other duties as may be assigned to him by the Board of Directors or the President;

(e) He, or the Treasurer shall, with the Chairman or President sign all debentures and stock certificates of the company.

Section 10. Treasurer. The Treasurer shall have the following powers and duties:

(a) He shall keep or cause to be kept full and true books of account and records of all receipts and disbursements, property, assets and liabilities of the Corporation, in books provided for that purpose,

(b) He shall deposit or cause to be deposited all moneys, securities, and valuables of the Corporation in the name of and to the credit of the Corporation, in such depositories as shall be designated by the Board of Directors;

(c) He shall disburse funds of the Corporation as ordered by the Board of Directors, taking proper vouchers therefor and shall render to the President and the Board of Directors, at regular meetings or whenever required, an account of all financial transactions of the Corporation;

(d) He shall perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors or the President.

He shall also have power to sign debentures and certificates of stock of the Corporation, checks, notes, bills of exchange or other negotiable instruments for and in the name of the Corporation. He shall perform all other duties incident to the position of Treasurer, subject to the control of the Board of Directors.

Section 11. Assistant Secretary. The Assistant Secretary, in the absence or disability of the Secretary, may perform all the duties of the Secretary and, when so acting, shall have all the powers of and shall be subject to the restrictions upon the Secretary.

Section 12. Assistant Treasurer. The Assistant Treasurer, in the absence or disability of the Treasurer, may perform all the duties of the Treasurer and, when so acting, shall have all the powers of and shall be subject to the restrictions upon the Treasurer.

ARTICLE VI

CERTIFICATE OF STOCK

Section 1. Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the chairman or vice-chairman of the Board of Directors, the president, or a vice-president and the secretary or an assistant secretary or by the treasurer or an assistant treasurer of the Corporation, certifying the number of shares owned by him in the Corporation. Such certificate shall bear the corporate seal or a printed or engraved facsimile thereof.

Section 2. Facsimile Signatures. Any signature on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 3. Stock Books. All stock certificates shall be consecutively numbered and the names of the owners, the number of shares and the date of issue shall be entered in the Stock Book of the Corporation. The Corporation shall be entitled to recognize the exclusive right of a person registered on the Stock Book as the owner of shares entitled to receive dividends and to vote, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have notice thereof, except as otherwise provided by the laws of New York.

Section 4. Lost, Stolen or Destroyed Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the person claiming the certificate of stock to be lost, stolen or destroyed making an affidavit and supplying such evidence of loss, theft or destruction as shall be satisfactory to the Board. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 5. Transfers. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer and upon tender of the necessary stock transfer stamps or the equivalent in money, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transfer upon its books.

Section 6. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE VII

GENERAL PROVISIONS

Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property of any kind, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

Section 2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 3. Books and Records. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of the stockholders, of the Board of Directors, and/or any committee which the Board of Directors may appoint, and shall keep a record containing the names and addresses of all stockholders, the number and class of shares held by each, and the dates when they respectively became the owners of record thereof. Any of the foregoing books, minutes, or records may be in written form or in any other form capable of being converted into written form within a reasonable time.

Section 4. Checks. All checks or other instruments for the payment of money or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 5. Fiscal Year. The fiscal year of the Corporation shall be the calendar year or such other period as may be established from time to time by the Board of Directors.

Section 6. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, New York”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE VIII

AMENDMENTS

Section 1. Amendments. These by-laws may be altered, amended or repealed or new by-laws may be adopted by the stockholders at any regular or special meeting of the stockholders or by the Board of Directors at any regular or special meeting of the Board of Directors, provided that notice of such alteration, amendment, repeal or adoption of new by-laws must be contained in the notice of any special meeting.